THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF IT OR ANY DOCUMENT WHICH
CONSTITUTES SUBSTITUTE DOCUMENTATION FOR IT, OR ANY DOCUMENT WHICH INCLUDES
WRITTEN CONFIRMATIONS OR REFERENCES TO IT, INTO AUSTRIA AS WELL AS PRINTING OUT
ANY E-MAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR
SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS
ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING
AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN
AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY,
KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN
AND SIGNED REFERENCES TO IT OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY EMAIL
COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-
MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN
AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC
OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN
ADDRESSEE.

This Acknowledgment Agreement (Convenio de Reconocimiento) is entered into on this 14th day of
February, 2014 (the “Agreement”), by and among Grupo CSI de México, S. de R.L. de C.V.,
Closure Systems International B.V., CSI Mexico LLC, CSI en Saltillo, S. de R.L. de C.V., Closure
Systems Mexico Holdings LLC, Reynolds Packaging International B.V., Pactiv Foodservice
México, S. de R.L. de C.V., Grupo Corporativo Jaguar, S.A. de C.V., Servicios Industriales Jaguar,
S.A. de C.V. and Servicio Terrestre Jaguar, S.A. de C.V., as pledgors under the Pledge Agreements
(as defined below), and The Bank of New York Mellon, acting solely in its capacity as Collateral
Agent on behalf and for the benefit of the Secured Parties, as pledgee under the Pledge Agreements, in accordance with the following Recitals, Representations and Warranties and Clauses. Terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Pledge
Agreements.

Recitals

I.    First Pledge Agreement. On January 29, 2010, Grupo CSI de México, S. de R.L. de
C.V., Closure Systems International B.V., CSI Mexico LLC, CSI en Saltillo, S. de R.L. de C.V. and
Closure Systems Mexico Holdings LLC, as pledgors, and the Pledgee entered into an equity interests pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “First Pledge Agreement”).

II.    Second Pledge Agreement. On September 1, 2010, Closure Systems International
B.V. and Reynolds Packaging International B.V., among others, as pledgors, and The Bank of New
York Mellon, as pledgee, entered into a partnership interests pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “Second Pledge Agreement”).

III.    Third Pledge Agreement. On April 19, 2011, Grupo CSI de México, S. de R.L. de
C.V., Pactiv Foodservice México, S. de R.L. de C.V. (formerly known as Central de Bolsas, S. de
R.L. de C.V.), Servicios Industriales Jaguar, S.A. de C.V., Servicio Terrestre Jaguar, S.A. de C.V.,
Grupo Corporativo Jaguar, S.A. de C.V. and CSI en Saltillo, S. de R.L. de C.V., among others, as pledgors, and The Bank of New York Mellon, as pledgee, entered into an equity interests pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “Third Pledge Agreement”).

IV.    Fourth Pledge Agreement. On January 15, 2014, Closure Systems International
B.V., as pledgor, and The Bank of New York Mellon, as pledgee, entered into a partnership interest pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “Fourth Pledge Agreement”, and together with the First Pledge Agreement, the Second Pledge Agreement and the Third Pledge Agreement,
the “Pledge Agreements”).

V.    Amendment No. 8 and Incremental Assumption Agreement. On November 27,
2013, Reynolds Group Holdings Inc., Pactiv LLC, Reynolds Consumer Products Holdings LLC,
Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGaA, SIG Austria
Holding GmbH, Closure Systems International B.V., Evergreen Packaging Inc., Reynolds
Consumer Products Inc., Beverage Packaging Holdings (Luxembourg) III S.à r.l., Reynolds Group
Holdings Limited, the Guarantors from time to time party thereto (as defined therein), the Lenders from time to time party thereto (as defined therein) and the Administrative Agent (as defined therein) entered into the Amendment No. 8 and Incremental Term Loan Assumption Agreement
(the “Amendment No. 8”) related to the Third Amended and Restated Credit Agreement dated as of
September 28, 2012 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “Third Amended and Restated Credit
Agreement”), pursuant to which the Credit Agreement was amended.

VI.    Loan Modification Agreement. On December 27, 2013, Reynolds Group Holdings
Inc., Pactiv LLC, Reynolds Consumer Products Holdings LLC, Closure Systems International
Holdings Inc., SIG Euro Holding AG & Co. KGaA, SIG Austria Holding GmbH, Closure Systems
International B.V., Evergreen Packaging Inc., Reynolds Consumer Products Inc., Beverage
Packaging Holdings (Luxembourg) III S.à r.l., Reynolds Group Holdings Limited, the Guarantors
from time to time party thereto (as defined therein), the Lenders from time to time party thereto (as defined therein) and the Administrative Agent (as defined therein) entered into the Loan
Modification Agreement (the “Loan Modification Agreement”) related to the Third Amended and
Restated Credit Agreement, as amended by Amendment No. 8, pursuant to which the Credit
Agreement was amended.

Representations and Warranties

I.    Each of the Pledgors hereby represents and warrants, with respect to itself, through its legal representative, that on the date hereof:

(a)    the individual executing this Agreement in the name and on behalf of such Pledgor has sufficient power and authority, as well as the necessary authority (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind such Pledgor under the terms herein, and in the case of

Servicio Terrestre Jaguar, S.A. de C.V., Grupo CSI de Mexico, S. de R.L. de C.V.,
CSI en Saltillo, S. de R.L. de C.V., Pactiv Foodservice Mexico, S. de R.L. de C.V.,
Grupo Corporativo Jaguar, S.A. de C.V., and Servicios Industriales Jaguar, S.A. de
C.V., as respectively evidenced in public deed numbers 41,172, 41,173, 41,174,
41,177, 41,178 and 41,179, all dated January 29, 2014, granted in the notarial record of Jose Luis Villavicencio Castañeda, Notary Public number 218 for Mexico
City, Federal District, and that such powers, authority and corporate or other authorizations have not been revoked, modified or limited in any manner.

NOW, THEREFORE, based on the Recitals and Representations and Warranties contained herein, the parties hereto agree as follows:

Clauses

First.- Acknowledgment. Each Pledgor (a) confirms and agrees that the Pledge Agreements, as applicable, and the Security Interest created by each thereunder continue to be in full force and effect subject to the Legal Reservations (as such term is defined in the Third Amended and Restated
Credit Agreement), and (b) acknowledges and agrees that (i) the Amendment No. 8 and the Loan
Modification Agreement each constitutes a Loan Document, and (ii) the obligations of the Loan
Parties under the Amendment No. 8, the Loan Modification Agreement and the Third Amended and
Restated Credit Agreement, as amended by the Amendment No. 8 and the Loan Modification
Agreement, constitute Secured Obligations under the Pledge Agreements.

Second.- No Novation. The parties hereby expressly agree that this Agreement shall not extinguish the obligations for the payment of money outstanding under any Loan Document or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein shall be construed as a substitution or novation of the Secured Obligations, which shall remain in full force and effect. Nothing in or implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any Secured Obligation. Each Pledge
Agreement shall remain in full force and effect notwithstanding the execution and delivery of this
Agreement.

The parties agree that this Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference and are part of this Agreement.

Third.- Entire Agreement. The parties hereby expressly agree that this Agreement is and shall be deemed a part of each Pledge Agreement and, for such reason, all references made in or with respect to each Pledge Agreement, shall include this Agreement.

Fourth.- Jurisdiction, Governing Law. For all matters relating to the interpretation and fulfillment of this Agreement, the parties hereto expressly and irrevocably submit to the applicable laws of
Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico, in connection with any action or current proceeding, or related with this Agreement, and the parties hereby expressly and irrevocably waive their rights to any other jurisdiction to which they may be entitled to by reason of their present or any future domiciles, or for any other reason.

Fifth.- Language. This Agreement is entered into in both the Spanish and English languages;
provided that, in the case of any judicial procedure before a Mexican court, the Spanish version shall govern for all purposes.

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